Exhibit 2.3

                            CERTIFICATE OF AMENDMENT

                        CANADA BUSINESS CORPORATIONS ACT


          IQ Power Technology Inc.                          309945-8


                            -------------------------
                               Name of corporation

I hereby certify that the articles of the above-named corporation were amended

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles or reorganization.


(Signed)  Director

                                     FORM 4

                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 177)

1.       3099458 Canada Inc.

2.       Corporation No. 309945-8

3. The articles of the above-named corporation are amended as follows:

          1. The name of the Company be changed from 3099458 Canada Inc. to IQ Power Technology Inc.

          2. The place in Canada where the registered office is situated be changed from Toronto, Ontario to Vancouver, British Columbia.

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          3.   The rights,  privileges,  restrictions and conditions attached to the Common Shares set forth in Schedule 1 attached to the Articles of Incorporation be repealed.

          4. The restrictions on the transfer of shares set forth in Schedule 2 attached to the Articles of Incorporation be repealed.

          5. The provisions set forth in Schedule 3 attached to the Articles of Incorporation be repealed.